UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2010

Freescale Semiconductor Holdings I, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On February 12, 2010, Freescale Semiconductor, Inc. ("Freescale") received the requisite consents to amend its senior secured credit facilities (the "Credit Facility") from lenders representing more than 88% of the indebtedness outstanding under the Credit Facility. The amendment, among other things, allows Freescale to: (i) extend the maturity of certain of its term loans held by accepting lenders to December 1, 2016 and increase the interest rate with respect to such extended-maturity term loans, (ii) issue $750 million aggregate principal amount of senior secured notes, and (iii) issue additional senior secured notes to be secured on a pari passu basis with the obligations under the Credit Facility, so long as, among other things, the net cash proceeds from any future issuances of senior secured notes are used to prepay amounts outstanding under the Credit Facility at par.

In addition, lenders under the Credit Facility have agreed to extend the maturity of at least $1.9 billion aggregate principal amount of their term loans (after the application of the gross proceeds from Freescale's $750 million senior secured notes offering to repay amounts outstanding under the Credit Facility).

As previously disclosed, the amendment to the Credit Facility, the extension of the term loans thereunder and the issuance of the $750 million of senior secured notes are expected to close on February 19, 2010.

Freescale is an indirect wholly owned subsidiary of Freescale Semiconductor Holdings I, Ltd.

Freescale is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Freescale’s filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor Holdings I, Ltd.

February 12, 2010	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Ass't. Secretary